EXHIBIT D-1


               [LETTERHEAD OF RYAN, RUSSELL, OGDEN & SELTZER LLP]



                                 April 15, 2003


VIA UPS OVERNIGHT
-----------------

James J. McNulty, Secretary
Pennsylvania Public Utility Commission
Commonwealth Keystone Building
400 North Street, 2nd Floor
Harrisburg, Pennsylvania  17120

     Re:   Extension of Intra-System Utility Money Pool Agreement
           Among the FirstEnergy Companies
           PaPUC Docket No. G-00020956
           ------------------------------------------------------

Dear Secretary McNulty:

     Enclosed for filing are an original and three (3) copies of this letter pursuant to the provisions of Public Utility Code Chapter 21, specifically, 66 Pa. C.S. ss. 2102, requesting an extension of the Utility Money Pool Agreement ("Agreement") approved by this Commission by secretarial letter dated June 20, 2002 at docket number G-00020956. On behalf of Metropolitan Edison Company ("Met-Ed"), Pennsylvania Electric Company ("Penelec"), and Pennsylvania Power Company ("Penn Power"); collectively, the FirstEnergy Pennsylvania Utilities, we hereby request extension of the Agreement as previously approved through June 30, 2003 to be extended through December 31, 2005.

     Please contact me if you require anything further.

                                          Very truly yours,

                                          RYAN, RUSSELL, OGDEN & SELTZER LLP


                                          Jeffrey A. Franklin
Enclosures
JAF:jab

c:   Kerry Klinefelter, FUS